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Exhibit 3.19
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 04/24/2002
020309075 - 2303675

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

  •
  First: That at a meeting of the Board of Directors of Rolland Paper Corporation, on March 25, 2002, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1st" so that, as amended, said Article shall be and read as follows:

            "The name of the Corporation is Cascades Fine Papers Group (USA) Inc."

  •
  Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  •
  Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  •
  Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:
(Authorized Officer)
NAME:	Michele Beauchamp, Secretary
(Type or Print)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/24/2002
020309068 - 2303675

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

        ROLLAND PAPER CORPORATION, a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

          1.    The name of this corporation is ROLLAND PAPER CORPORATION.

          2.    Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, DE Zip Code 19808 County of New Castle the name and address of its registered agent is Corporation Service Company.

          3.    The date of filing of the original Certificate of Incorporation in Delaware was JULY 15, 1992.

          4.    The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1998, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

          5.    This corporation was duly organized and carried on the business authorized by its charter until the 1st day of MARCH A.D. 1998 , at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

        IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Guy Duplessis the last and acting authorized officer hereunto set his/her hand to this certificate this 22nd day of APRIL A.D. 2002.

By:	/s/
(Authorized Officer)
Name:	GUY DUPLESSIS
(Type or Print)
Title:	TREASURER

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 09/09/1992
752253054 - 2303675

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF ROLLAND PAPER CORPORATION

        FIRST: The name under which the corporation was incorporated is Rolland Paper Corporation.

        SECOND: The Certificate of Incorporation of the corporation was filed in the Office of the Secretary of State of the State of Delaware on July 15, 1992.

        THIRD: Article "FOURTH" of the Certificate of Incorporation is hereby amended to read as follows:

          "FOURTH: (a) The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of which 500 shares shall have a par value of $1.00 each and shall be known as Common Stock, and of which 500 shares shall have a par value of $1.00 each and shall be known as Class A Stock.

            "(b) The designation and the powers, preferences, rights and qualifications, limitations or restrictions of the shares are as follows:

              "(1) Class A Stock shall have no vote;

              "(2) The corporation shall have the right to redeem its Class A Stock, or any part of such stock issued and outstanding at any time by paying to the holders thereof the book value of such shares as determined by the previous fiscal year audit, together with the amounts of accrued dividends due thereon at the time of redemption. The corporation may apply toward the redemption or purchase of such stock as herein provided any part of its surplus funds and/or an amount of its stated capital which shall not be greater than the stated capital represented by the stock redeemed or purchased but under no circumstances shall the corporation apply any other fund or any other or further part of its stated capital toward the redemption or purchase of any such stock. The redemption or purchase of any such stock shall not be affected where the effect of any such redemption or purchase and application of stated capital thereto shall be to reduce the net assets of the corporation below the stated capital remaining after giving effect to the cancellation of such stock, or if the corporation is insolvent or would thereby be made insolvent.

            "The board of directors of this corporation shall have full power and discretion to determine upon and select from the outstanding number of such stock of this corporation particular stock for redemption or repurchase, and its proceedings and action is this connection shall not be subject to attack except by fraud. The said board shall have full power to determine and to put into effect a general method for redemption, whether by lot or otherwise. In all instances, it shall have full power and authority to determine upon and take the necessary actions to fully effect such redemption."

        FOURTH: The corporation has not received payment for any of its stock.

        FIFTH: The foregoing certificate of amendment of the Certificate of Incorporation was adopted by the sole incorporation in accordance with Section 241 of the Delaware General Corporation Law.

        I, the undersigned, being the incorporator, for the purpose of amending the Certificate of Incorporation of the corporation under the laws of the State of Delaware do make, file and record this Certificate of Amendment of Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand and seal this 9th day of September, 1992.

(SEAL)
Jane A. Rudnick

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:45 PM 07/15/1992
752197012 - 2303675

CERTIFICATE OF INCORPORATION

OF

ROLLAND PAPER CORPORATION

        FIRST: The name of the corporation is Rolland Paper Corporation.

        SECOND: The address of the corporation's registered office in the State of Delaware is Suite L-100, 32 Loockerman Square, in the City of Dover, County of Kent. The name of the corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

        THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

        FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one dollar ($1.00) per share.

        FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

        SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

        SEVENTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

        EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        NINTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of the Delaware General Corporation Law of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

        TENTH: The incorporator is Jane A. Rudnick, whose mailing address is c/o Nutter, McClennon & Fish, One International Place, Boston, Massachusetts 02110.

        I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly have hereto set my hand and seal this 15th day of July, 1992.

(SEAL)
Jane A. Rudnick

ROLLAND PAPER CORPORATION

Incorporator Action By Written Consent

Dated Effective: September 11, 1992

        The undersigned, being the sole incorporator of Rolland Paper Corporation, a Delaware corporation (the "Corporation"), consents to the following:

          1. The By-laws, marked "Exhibit A" and attached hereto, are hereby adopted as the By-laws of the Corporation.

          2. The number of directors of the Corporation is hereby fixed at three and the following persons are hereby elected directors of the Corporation:

      Roger A. Ashby
      Lucien G. Rolland
      Alphonse St. Jacques

Jane A. Rudnick Incorporator

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  Exhibit 3.19 STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:01 AM 04/24/2002 020309075 - 2303675
STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
  STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/24/2002 020309068 - 2303675
STATE OF DELAWARE CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER
  STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 09/09/1992 752253054 - 2303675
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ROLLAND PAPER CORPORATION
  STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:45 PM 07/15/1992 752197012 - 2303675
CERTIFICATE OF INCORPORATION OF ROLLAND PAPER CORPORATION
ROLLAND PAPER CORPORATION Incorporator Action By Written Consent Dated Effective: September 11, 1992